EXHIBIT 99.1

MGP Ingredients, Inc. Schedules Fiscal 2009 Fourth Quarter Financial Release Date, Conference Call

ATCHISON, Kan., Sept. 2, 2009 (GLOBE NEWSWIRE) -- MGP Ingredients, Inc. (Nasdaq:MGPI) will report its fiscal 2009 fourth quarter and year-end financial results on Thursday, September 10, prior to the market's opening. An investor conference call will be held at 10 a.m. central time that day.

The conference call will be led by Tim Newkirk, president and chief executive officer. He will review the company's fourth quarter performance.

Stockholders and other interested persons may listen to the conference call via telephone by dialing (888) 244-2417 domestically, or 913-312-1521 internationally by 9:50 a.m. central time on September 10. The conference identification number for entering the call is 6389154. Otherwise, it may be accessed on the Internet at www.mgpingredients.com.

About MGP Ingredients

In business since 1941, MGP Ingredients, Inc. is a recognized pioneer in the development and production of value-added, grain-based ingredients and alcohol products for the branded packaged goods industry. The company has facilities in Atchison, Kan., Pekin, Ill., and Onaga, Kan. that are equipped with the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

CONTACT:  MGP Ingredients, Inc.
          Marta Myers
          913-360-5232